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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Post-effective Amendment No. 1 on Form S-8 to the Registration Statement of USA Waste Services, Inc. on Form S-4, filed on April 2, 1996, of our report dated
March 1, 1996, on our audits of the consolidated financial statements of USA Waste Services, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which is included in USA Waste Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and our report dated May 23, 1996, on our audits of the supplemental consolidated balance sheets of USA Waste Services, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which is included in USA Waste Services, Inc.'s Current Report on Form 8-K/A filed on July 1, 1996 with the Securities and Exchange Commission.





                                        COOPERS & LYBRAND L.L.P.





Dallas, Texas
October 18, 1996